UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2008

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 8, 2008, NovaDel Pharma Inc., a Delaware corporation (the “Company”), held its 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of outstanding shares of common stock entitled to vote at the Annual Meeting was 60,692,260. The Company’s stockholders were asked to consider and vote upon the following four proposals:

(i)        to elect six Directors to the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

(ii)      to approve the issuance and sale of up to $2.525 million in secured convertible notes and warrants of the Company to funds affiliated with ProQuest Investments;

(iii)     to approve the potential issuance of 3,250,000 shares of our common stock resulting from: (i) the removal of the cap of 19.99% on the 3,000,000 warrants issued in the initial closing of the ProQuest transaction; and (ii) the interest shares provision of the secured convertible notes in the initial closing of the ProQuest transaction; and

(iv)      to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Each of the four proposals was approved by the requisite number of votes at the Annual Meeting. As a result, the Company may now, at its option, issue and sell an additional $2.525 million in secured convertible notes and warrants to funds affiliated with ProQuest Investments. However, the Company has not determined whether it will draw upon these funds, or any portion thereof, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ MICHAEL E. SPICER
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: September 11, 2008